UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on April 4, 2019, CommScope Holding Company, Inc. (the “Company”) issued and sold 1,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $1.0 billion, or $1,000 per share, pursuant to an Investment Agreement by and between the Company and Carlyle Partners VII S1 Holdings, L.P. (“Carlyle”), dated as of November 8, 2018. Also, as previously disclosed, through June 30, 2025, the Company has paid dividends in kind in the aggregate amount of 261,310 shares of Series A Preferred Stock to the holders of the Series A Preferred Stock. The material terms of the Series A Preferred Stock are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2019, which description is incorporated by reference herein.

On September 25, 2025, the Board of Directors of the Company declared a dividend (the “Dividend”) on the shares of Series A Preferred Stock issued and outstanding as of the record date for such dividend, as a dividend in kind in the form of 17,343 shares of Series A Preferred Stock in the aggregate, plus $12.50 in cash in the aggregate in lieu of fractional shares. The Company expects to pay the Dividend on September 30, 2025.

The Dividend is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Carlyle represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock and/or shares of the Company’s common stock, par value $0.01 per share, issued upon conversion of Series A Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

As previously reported on a Form 8-K filed with the Commission on August 7, 2025, the Company and Amphenol Corporation, a Delaware corporation (“Amphenol”), have entered into a Purchase Agreement, pursuant to which Amphenol has agreed to purchase, and the Company has agreed to sell, the Company’s Connectivity and Cable Solutions reporting segment (“CCS”) (the “Transaction”).

On September 24, 2025, the Compensation Committee of the Company’s Board of Directors amended the Award Certificate relating to 32,050 non-qualified stock options held by Koen ter Linde, its Senior Vice President and President, CCS. Pursuant to the terms of the amendment, if Mr. ter Linde’s employment is terminated resulting from the successful closing of the Transaction and while his options remain outstanding, then instead of lapsing three months following such termination, his options instead will lapse on the earliest to occur of the expiration date of the options and one year after the date of such qualifying termination. Mr. ter Linde’s options were granted in May of 2019, have an exercise price equal to $18.60 per share, and are fully vested. No other provisions of the Award Certificate were changed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number: Description

10.1 Notice of option amendment, dated September 24, 2025, from CommScope Holding Company, Inc. to Koen ter Linde.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: September 26, 2025
	By:	/s/ Kyle D. Lorentzen
	Name:	Kyle D. Lorentzen
	Title:	Executive Vice President and Chief Financial Officer